UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 12, 2004

AmericasBank Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-111918; 333-110947	52-1948980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 York Road
Towson, Maryland		21204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:     410/823-0500

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

On March 12, 2004, the Company issued a press release announcing that on March 11, 2004 it had sold 2,875,000 shares of its common stock for $2.00 per share. The number of shares sold includes 237,409 shares sold to existing shareholders in a rights offering and 2,637,591 shares sold in a best efforts public offering managed by McKinnon & Company, Inc. Estimated net proceeds from the offerings will amount to approximately $5.1 million. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1 Press Release dated March 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICASBANK CORP.

Date: March 12, 2004	By:	/s/ Mark H. Anders

Mark H. Anders, President